UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): February 6, 2023

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on January 25, 2023, Lannett Company, Inc. (the “Company”) held a meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved a proposed amendment to our Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of its issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), at a ratio of between 1-for-3 and 1-for-5, inclusive, as determined by the Board of Directors of the Company at any whole number in the above range. The approval also includes a corresponding reduction in the number of authorized shares of our Common Stock by the selected Reverse Stock Split ratio.

Following shareholder approval and on January 25, 2023, the Board of Directors of the Company approved a 1-for-4 Reverse Stock Split of the Company’s Common Stock. On February 3, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 5:00 p.m. Eastern Time on February 6, 2023. Beginning on February 7, 2023, the Company’s Common Stock will trade on a split-adjusted basis.

Upon the effectiveness of the Reverse Stock Split, every four shares of the Company's Common Stock was automatically converted into one share of Common Stock. The Company's authorized shares of Common Stock, outstanding warrants, equity-based awards and convertible notes will be proportionately adjusted. No fractional shares will be issued in connection with the Reverse Stock Split. Following the completion of the Reverse Stock Split, Lannett's transfer agent will aggregate all fractional shares that otherwise would have been issued as a result of the Reverse Stock Split and those shares will be sold into the market. Stockholders who would otherwise hold a fractional share of Lannett Common Stock will receive a cash payment from the proceeds of that sale in lieu of such fractional share.

The Company’s Common Stock will continue to trade on the New York Stock Exchange (NYSE) under the symbol “LCI,” but will trade under the new CUSIP number 516012 200. The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 10.102 and is incorporated herein by reference. The Company expects to file the full Certificate of Incorporation as amended as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2023.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.102	Certificate of Amendment to the Certificate of Incorporation of Lannett Company, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: February 7, 2023